Exhibit 99.1

Wheels Up Regains Compliance with NYSE Continued Listing Standard
ATLANTA — June 3, 2025 — Wheels Up Experience Inc. (NYSE: UP) (“Wheels Up”) today announced that it has regained compliance with the New York Stock Exchange (“NYSE”) continued listing standard for minimum share price under Section 802.01C of the NYSE Listed Company Manual.
“We are pleased that in just over a month since receiving a continued listing standard notice, we have regained full compliance with NYSE listing standards through market-driven stock appreciation,” said George Mattson, Wheels Up’s Chief Executive Officer. “This milestone reflects growing investor confidence in our business transformation and long-term strategy. With a current market capitalization of approximately $1 billion, we believe the scale and strength of our company remain significant. As we continue making progress toward sustainable profitability and a strong balance sheet, our focus remains on delivering best-in-class experiences on every flight for our customers.”
On June 2, 2025, Wheels Up received written confirmation from the NYSE that, as of May 30, 2025, Wheels Up’s common stock had a closing share price of at least $1.00, it had maintained an average closing share price of at least $1.00 over the 30 trading-day period ending on that date, it is no longer considered to be below the minimum share price requirement of Section 802.01C of the NYSE Listed Company Manual and it has regained compliance with the NYSE continued listing standards. Wheels Up’s common stock will continue to be traded on the NYSE, subject to its continued compliance with all applicable listing standards.
About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.
For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s ongoing business transformation strategy, including its current commercial programs and fleet modernization strategy and the expected commercial, financial and operational impacts; (ii) Wheels Up’s ability to achieve its financial goals in the future pursuant to the most recent schedule that it has announced; and (iii) Wheels Up’s ability to maintain compliance with the NYSE’s continued listing standards in the future. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 and Wheels Up’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release.
Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com